                                                                   EXHIBIT(a)(5)

                               ING VARIABLE FUNDS

          RE-DESIGNATION OF CLASSES OF SHARES OF BENEFICIAL INTEREST,
                       $1.00 PAR VALUE (THE "INSTRUMENT")

                                Effective: 4-30-04

      The undersigned, being a majority of the duly elected and qualified Trustees of ING Variable Funds, a Massachusetts business trust (the "Fund"), take this action pursuant to Articles 6.4 and 6.6 and Article 11.3 of the Amended and Restated Declaration of Trust dated May 1, 2002, as amended (the "Declaration of Trust"). The Trustees hereby re-designate the authorized and unissued Class R shares of the Fund into Class I shares as designated below in paragraph 1. Each Class will have the special and relative rights specified in this Instrument:

      1. The Classes shall be designated as follows:

              Class I shares
              Class S shares

      2. The previously authorized and issued Class R shares of the Fund that are outstanding as of the close of business on the date of the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts are hereby redesignated as Class I shares.

      3. Each share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

      4. Upon the effective date of this Instrument:

            a. Each share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such shares (or Class of shares) shall be entitled to vote. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of shareholders of one Class, in which case only the shareholders of such Class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

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            b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the shares of a particular Class of the Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption, conversion and liquidation rights of, the shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Classes for all purposes.

      5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of the shareholders of such Class.

/s/ Albert E. DePrince                          /s/ Thomas J. Mcinerney
-------------------------------                 -------------------------------
Albert E. DePrince, Jr.,Trustee                 Thomas J. Mcinerney, Trustee

/s/ Maria T. Fighetti                           /s/ Corine T. Norgaard
-------------------------------                 -------------------------------
Maria T. Fighetti, Trustee                      Corine T. Norgaard, Trustee

/s/ J. Scott Fox                                /s/ Joseph E. Obermeyer
-------------------------------                 -------------------------------
J. Scott Fox, Trustee                           Joseph E. Obermeyer, Trustee

/s/ Sidney Koch                                 /s/ Edward T. O'Dell
-------------------------------                 -------------------------------
Sidney Koch, Trustee                            Edward T. O'Dell, Trustee

                               ING VARIABLE FUNDS

                      (formerly,(illigible) Variable Fund)

              Certificate Evidencing Establishment and Designation of Classes of Shares of Beneficial Interest, S1.00 Par Value

                              (This "Instrument")

      The undersigned, being a duly elected officer of ING Variable Funds (formerly, Aetna Variable Fund) a Massachusetts business trust (the "Fund"), pursuant to Article 11.3(c) of the Amended and Restated Declaration of Trust of the Fund dated May 1, 2002 (the "Declaration of Trust"), certifies that:

      1. At a meeting of the Fund held on December 12, 2001 (the "Meeting"), the Trustees of the Fund (the "Trustees"), by vote of a majority of the Trustees, approved dividing the authorized and unissued shares of the Fund ("Shares") into the two classes designated below in paragraph 2 (each, a "Class," and collectively, the "Classes"), each Class to have the special and relative rights specified in this Instrument.

      2.    The Classes shall be designated as follows:

                  Class R Shares
                  Class S Shares

      3. At the Meeting, the Trustees, by vote of a majority of the Trustees, approved redesignating the previously authorized and issued Shares of the Fund that are outstanding as of the close of business on the date of the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts as Clsss R Shares.

      4. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

      5.    Upon effective date of this Instrument:

            a. Each Share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters which such Shares (or Class of Shares) shall be entitled to vote.

                  Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"),or when the Trustees have determined that the matter affects only the interest of Shareholders of one Class, in which case only the Shareholders of such Class shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

            b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption, conversion and liquidation rights of,the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

      6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

      7. The amendments to the Declaration of Trust set out in this Instrument were duly adopted by the Trustees, by vote of a majority of the Trustees.

      Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts.

                            /s/ Kimberly A. Anderson
                            -------------------------------
                            Kimberly A. Anderson
                            Vice President and Secretary of ING Variable Funds

Dated: April 29, 2003

                                                                         Check #
                                                                      for filing

                                 MGL CHAPTER 182

                                  [ILLEGIBLE]

                          SECRETARY OF THE COMMONWEALTH
                            CORPORATION 8  DIVISION

                                  [ILLEGIBLE]

                           _________________________

                           _________________________

                           _________________________

                           _________________________

Merge Y           N
R/A   Y___________N
Cons. Y           N
Pr.Off_____________
Tru________________

                                                              OFFICE OF

                                                             SEP 19 2002

                                                            THE CITY CLERK

Filing Number:02/3/5

                       WITHDRAWAL OF BUSINESS CERTIFICATE

      I/We hereby withdraw my/our name(s) from the Business Certificate of Aetna Growth and Income VP filed with the Boston City Clerk's Office on April 3, 2002. Located at: c/o CT Corporation, 2 Oliver Street, Boston, Massachusetts 02109.

                                     Signed: /s/ Kimberly A. Anderson
                                             -----------------------------------
                                             Kimberly A. Anderson
                                             Vice President and Secretary

                                STATE OF ARIZONA

Maricopa County                                      Dated: September 4, 2002

      Then personally appeared before me the above-named Kimberly A. Anderson and made oath that the foregoing instrument is true.

                                             /s/ Karla J. Bos
                                             -------------------------------
                                             Notary Public

                                                                          [SEAL]

                               ING VARIABLE FUNDS

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of ING Variable Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.3 of the Trust's Amended and Restated Declaration of Trust dated May 1, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the provisions set forth in Section 2.5 thereof, as follows:

      1. Section 2.5 of the Amended and Restated Declaration of Trust, executed on May 1, 2002, as amended, is hereby amended to read in its entirety as follows:

      "Section 2.5. Officers. The Trustees shall annually elect a President, one or more Vice-Presidents, a Secretary and a Treasurer and may elect such other officers as they deem appropriate. The Trustees may authorize the President or any Vice President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The general powers of the officers shall be set forth in the By-Laws."

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 26th day of June, 2002.

/s/ Albert E. DePrince                          /s/ Sidney Koch
-------------------------------                 --------------------------------
Albert E. DePrince, Jr., Trustee                Sidney Koch, Trustee

/s/ Maria T. Fighetti                           /s/ Thomas J. McInerney
-------------------------------                 --------------------------------
Maria T. Fighetti, Trustee                      Thomas J. McInerney, Trustee

/s/ J. Scott Fox                                /s/ Corine T. Norgaard
-------------------------------                 --------------------------------
J. Scott Fox, Trustee                           Corine T. Norgaard, Trustee

/s/ David L. Grove                              /s/ Edward T. O'Dell
-------------------------------                 --------------------------------
David L. Grove, Trustee                         Edward T. O'Dell, Trustee